Exhibit 3.7(a)

ARTICLES OF INCORPORATION

OF

D. A. MANAGEMENT CONSULTANTS, INC.

The undersigned, desiring to form a corporation under the laws of the State of California, declares:

FIRST: The name of this corporation is:

D. A. MANAGEMENT CONSULTANTS, INC.

SECOND: The purpose of the corporation is engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in this state of the corporation’s initial agent for service of process is: David B. Ardell, 10516 La Maida Street, North Hollywood, California 91601.

FOURTH: The corporation is authorized to issue 1,000,000 shares of capital stock, all of one class, to be designated “Common Stock”.

FIFTH: Each Shareholders-subscriber to shares of this corporation shall be entitled to full pre-emptive or preferential rights, as such rights have been heretofore defined at common law, to purchase and/or subscribe for his proportionate part of any shares which may be issued at any time by this corporation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of March, 1978.

By:	/s/ David B. Ardell
Name: David B. Ardell

I, David B. Ardell, hereby declare that I am the person who executed the foregoing Articles of Incorporation of D. A. MANAGEMENT CONSULTANTS, INC. and that said Articles of Incorporation are my own act and deed.

Executed at Los Angeles, California this 28th day of Marcy 1978.

By:	/s/ David B. Ardell
Name: David B. Ardell

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

D.A. MANAGEMENT CONSULTANTS, INC.,

A California Corporation

DANIEL M. ARDELL and DAVID B. ARDELL certify that:

1.	They are the president and the secretary, respectively, of D.A. MANAGEMENT CONSULTANTS, INC., a California corporation.

2.	Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:

“The	name of this corporation is: D.A. MANAGEMENT, INC.”

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 2000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

D.A. MANAGEMENT, INC.

DANIEL M. ARDELL hereby certifies that:

1. He is the President and the Secretary, respectively, of D.A. MANAGEMENT, INC., a California corporation (the “Corporation”).

2. The Articles of Incorporation of this Corporation are hereby amended and restated to read as follows:

I

The name of this corporation is D.A. MANAGEMENT, INC.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

This corporation is authorized to issue only one class of shares of stock and such class shall be designated as “Common Stock.” The total number of shares of Common Stock which this corporation is authorized to issue is one million (1,000,000).

IV

The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

V

This corporation is authorized to provide indemnification of agents, as that term is defined in Section 317 of the California Corporations Code, in excess of that expressly permitted by said Section 317, for breach of duty to the corporation and its shareholders, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the fullest extent such indemnification may be authorized hereby pursuant to paragraph (11) of subdivision (a) of Section 204 of the California Corporations Code.

3. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

4. The foregoing Amendment and Restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 2,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

I declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated: March 11, 1996

By:	/s/ Daniel M. Ardell
Name: Daniel M. Ardell

Title: President and Secretary

2

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

D.A. MANAGEMENT, INC.

Robert H. Zerbst and Herbert L. Roth certify that:

1. They are the President and Secretary, respectively, of D.A. Management, Inc. a California corporation.

2. The following amendment to the Articles of Incorporation of the corporation has been duly approved by the board of directors of the corporation:

Article I the Articles of Incorporation is amended to read as follows:

I

The name of this corporation is CB Richard Ellis Investors, Inc.

3. The amendment was duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was 2,000, the favorable vote of a majority of such shares is required to approve the amendment, and the number of such shares voting in favor of the amendment equaled or exceeded the required vote.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: April 19, 2002, at Los Angeles, California

By:	/s/ Robert H. Zerbst
Name: Robert H. Zerbst

Title: President

/s/ Herbert L. Roth
Name: Herbert L. Roth

Title: Secretary

CB Richard Ellis, Inc.

CB Richard Ellis, Inc.
355 South Grand Avenue
Suite 1200
Los Angeles, CA 90071-1549
T 213 613 3309
F 213 613 3008

ereiter@cbre.com
Ellis D. Reiter, Jr.
Executive Vice President
General Counsel-Litigation

April 19, 2002

Secretary of State

Document Filing Support and Legal Review

1500 11th Street

Sacramento, CA 95814

Dear Sir:

CB Richard Ellis, Inc. hereby gives its consent to DA Management, Inc. to change its name to CB Richard Ellis Investors, Inc.

Yours very truly,

CB RICHARD ELLIS, INC.

/s/ Ellis D. Reiter, Jr.
Name: Ellis D. Reiter, Jr.
Title: Executive Vice President